Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Third Quarter 2023 Results
Strong improvement in net income and adjusted EBITDA
Company again increases full year 2023 financial guidance

Alexandria, Va. (October 25, 2023) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the third quarter ended September 30, 2023. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on December 8, 2023, to stockholders of record on November 16, 2023.
Recent Highlights:
•Generated net income of $4.5 million, or $0.22 per diluted share, in the third quarter, compared to net income of $2.9 million, or $0.15 per diluted share, in the prior year period
•Generated $8.4 million of adjusted EBITDA in the third quarter, compared to $6.7 million in the third quarter of 2022
•Software operations bookings totaled $6.3 million for the third quarter, compared to $6.2 million in the third quarter of 2022
•Through the first nine months of 2023, software operations bookings are up more than 38% from the same period in 2022
•Third quarter 2023 software operations bookings included 11 six-figure and one seven-figure new customer contracts
•Third quarter 2023 software revenue totaled $16.5 million, up 12% from the prior year period
•Third quarter 2023 wireless average revenue per unit (ARPU) was $7.59, up on a year-over-year basis, with units in service down less than 3% from the prior quarter and 4.7% on a trailing-twelve-month basis
•Third quarter 2023 wireless revenue of $19.0 million, compared to revenue of $19.1 million in the same period in 2022
•Capital returned to stockholders in the third quarter of 2023 totaled $6.2 million in the form of the Company’s regular quarterly dividend
•Cash and equivalents balance of $27.3 million on September 30, 2023, and no debt

Spok.com

Exhibit 99.1
NEWS RELEASE
"I am very proud of the strong performance our team was able to deliver in the third quarter, as we continue to execute ahead of plan in growing revenue and generating cash flow, while returning capital to stockholders,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “Last quarter, our team was again able to grow total revenue on a year-over-year basis, as we maintained wireless revenue levels while increasing year-over-year software revenue by 12%. We made tremendous progress in several key performance areas, including net income and adjusted EBITDA growth and we exited the quarter with record software backlog levels. Despite record software operations bookings in the second quarter, which included some new customer contracts we had anticipated to close in the third quarter, the team was still able to generate software operations bookings of $6.3 million in the third quarter, which contributed to 38% year-over-year growth through the first nine months of the year."

"In short, I believe Spok has struck an excellent balance between making the necessary investments to fuel future growth, while continuing to demonstrate our prowess in generating cash and returning capital to our stockholders," continued Kelly. " We look forward to a successful conclusion to the year and believe our extensive experience operating our established communication solutions will create significant value for stockholders."

"Based on our performance in the third quarter we are, once again, increasing our full year 2023 guidance estimates for revenue and adjusted EBITDA generation. We believe we are on track to grow consolidated revenue for 2023, on a year-over-year basis, for the first time in the Company's history and even the low point of our revenue guidance reflects that. We are also increasing the midpoint of our adjusted EBITDA guidance by $1.75 million, demonstrating our ability to generate cash flow."

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended September 30,			For the nine months ended September 30,
(Dollars in thousands)	2023	2022	Change (%)	2023	2022	Change (%)
Revenue
Wireless revenue
Paging revenue	$18,119	$18,419	(1.6)%	$54,915	$54,873	0.1%
Product and other revenue	853	635	34.3%	1,962	1,728	13.5%
Total wireless revenue	$18,972	$19,054	(0.4)%	$56,877	$56,601	0.5%

Software revenue
License	$2,413	$2,147	12.4%	$7,723	$5,933	30.2%
Professional services	3,833	2,835	35.2%	10,909	9,502	14.8%
Hardware	798	530	50.6%	2,088	1,626	28.4%
Maintenance	9,412	9,178	2.5%	27,475	27,617	(0.5)%
Total software revenue	16,456	14,690	12.0%	48,195	44,678	7.9%
Total revenue	$35,428	$33,744	5.0%	$105,072	$101,279	3.7%

	For the three months ended September 30,			For the nine months ended September 30,
(Dollars in thousands)	2023	2022	Change (%)	2023	2022	Change (%)
GAAP
Operating expenses	$29,215	$30,205	(3.3)%	$87,926	$103,996	(15.5)%
Net income (loss)	$4,451	$2,920	52.4%	$12,301	$(2,370)	619.0%
Cash, cash equivalents, and short-term investments (as of period end)	$27,301	$37,165	(26.5)%	$27,301	$37,165	(26.5)%
Capital returned to stockholders	$6,241	$6,170	1.2%	$19,404	$18,849	2.9%

Non-GAAP
Adjusted operating expenses	$27,871	$27,874	—%	$83,963	$94,915	(11.5)%
Adjusted EBITDA	$8,422	$6,748	24.8%	$23,833	$9,318	155.8%

	For the three months ended September 30,			For the nine months ended September 30,
(Dollars in thousands, excluding units and service and ARPU)	2023	2022	Change (%)	2023	2022	Change (%)
Key Statistics
Wireless units in service	785	824	(4.7)%	785	824	(4.7)%
Wireless average revenue per unit (ARPU)	$7.59	$7.40	2.6%	$7.62	$7.30	4.4%
Software operations bookings(1)	$6,312	$6,243	1.1%	$26,000	$18,829	38.1%
Software backlog (as of period end)	$58,707	$42,868	36.9%	$58,707	$42,868	36.9%

Spok.com

Exhibit 99.1
NEWS RELEASE
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
Financial Outlook:
The Company also increased its financial guidance and now expects the following for the full year 2023:

(Unaudited and in millions)	Current Guidance Full Year 2023		Prior Guidance Full Year 2023
	From	To	From	To
Revenue
Wireless	$75.25	$76.25	$74.50	$75.50
Software	$61.00	$63.00	$60.00	$62.00
Total Revenue	$136.25	$139.25	$134.50	$137.50

Adjusted EBITDA	$27.50	$29.00	$25.00	$28.00
2023 Third Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Thursday, October 26, 2023, at 9:00 a.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Thursday, October 26, 2023, at 9:00 a.m. ET
Webcast:	https://www.webcast-eqs.com/register/spok_q32023_en/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *

Spok.com

Exhibit 99.1
NEWS RELEASE
About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation, amortization and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation, amortization and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Guidance" above, reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income (loss) that are excluded from adjusted EBITDA, in particular, income tax benefit / expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and /or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not

Spok.com

Exhibit 99.1
NEWS RELEASE
represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; risks related to global health epidemics; economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the U.S. healthcare industry; the sales cycle of our software solutions and services can run from six to eighteen months, making it difficult to plan for and meet our sales objectives and bookings on a steady basis quarter-to-quarter and year-to-year; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; the reliability of our networks and servers and our ability to prevent cyber-attacks and other security issues and disruptions; unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets, amortizable intangible assets or

Spok.com

Exhibit 99.1
NEWS RELEASE
goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the nine months ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Revenue:
Wireless	$18,972	$19,054	$56,877	$56,601
Software	16,456	14,690	48,195	44,678
Total revenue	35,428	33,744	105,072	101,279
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	6,622	6,624	19,885	21,408
Research and development	2,561	2,223	7,907	11,344
Technology operations	6,405	6,719	19,444	20,612
Selling and marketing	4,067	3,440	12,322	12,629
General and administrative	8,216	8,868	24,405	28,922
Depreciation, amortization and accretion	1,267	828	3,768	2,633
Severance and restructuring	77	1,503	195	6,448
Total operating expenses	29,215	30,205	87,926	103,996
% of total revenue	82.5%	89.5%	83.7%	102.7%
Operating income (loss)	6,213	3,539	17,146	(2,717)
% of total revenue	17.5%	10.5%	16.3%	(2.7)%
Interest income	240	129	866	366
Other income (expense)	41	98	(45)	110
Income (loss) before income taxes	6,494	3,766	17,967	(2,241)
Provision for income taxes	(2,043)	(846)	(5,666)	(129)
Net income (loss)	$4,451	$2,920	$12,301	$(2,370)
Basic net income (loss) per common share	$0.22	$0.15	$0.62	$(0.12)
Diluted net income (loss) per common share	$0.22	$0.15	$0.61	$(0.12)
Basic weighted average common shares outstanding	19,970,936	19,693,659	19,942,325	19,661,849
Diluted weighted average common shares outstanding	20,304,092	19,901,267	20,308,973	19,661,849
Cash dividends declared per common share	0.3125	0.3125	0.9375	0.9375

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	9/30/2023	12/31/2022

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$27,301	$35,754
Accounts receivable, net	25,141	26,861
Prepaid expenses	7,428	6,849
Other current assets	1,293	587
Total current assets	61,163	70,051
Non-current assets:
Property and equipment, net	7,376	8,223
Operating lease right-of-use assets	11,661	13,876
Goodwill	99,175	99,175
Deferred income tax assets, net	46,982	52,398
Other non-current assets	570	754
Total non-current assets	165,764	174,426
Total assets	$226,927	$244,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,445	$5,880
Accrued compensation and benefits	5,367	11,628
Deferred revenue	25,238	27,255
Operating lease liabilities	4,774	5,096
Other current liabilities	5,359	4,573
Total current liabilities	45,183	54,432
Non-current liabilities:
Asset retirement obligations	7,543	7,237
Operating lease liabilities	7,468	10,604
Other non-current liabilities	1,228	1,107
Total non-current liabilities	16,239	18,948
Total liabilities	61,422	73,380
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	101,496	99,908
Accumulated other comprehensive loss	(1,780)	(1,909)
Retained earnings	65,787	73,096
Total stockholders' equity	165,505	171,097
Total liabilities and stockholders' equity	$226,927	$244,477

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the nine months ended
	9/30/2023	9/30/2022
Operating activities:
Net income (loss)	$12,301	$(2,370)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and accretion	3,768	2,633
Deferred income tax expense	5,605	157
Stock-based compensation	2,743	2,953
Provisions for credit losses, service credits and other	415	1,244
Changes in assets and liabilities:
Accounts receivable	1,305	(1,276)
Prepaid expenses and other assets	(1,102)	(984)
Net operating lease liabilities	(1,243)	500
Accounts payable, accrued liabilities and other	(7,396)	(3,068)
Deferred revenue	(2,000)	63
Net cash provided by (used in) operating activities	14,396	(148)
Investing activities:
Purchases of property and equipment	(2,419)	(1,773)
Purchase of short-term investments	—	(14,967)
Maturity of short-term investments	—	30,000
Net cash (used in) provided by investing activities	(2,419)	13,260
Financing activities:
Cash distributions to stockholders	(19,404)	(18,849)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	90	—
Purchase of common stock for tax withholding on vested equity awards	(1,245)	(1,209)
Net cash used in financing activities	(20,559)	(20,058)
Effect of exchange rate on cash and cash equivalents	129	(472)
Net decrease in cash and cash equivalents	(8,453)	(7,418)
Cash and cash equivalents, beginning of period	35,754	44,583
Cash and cash equivalents, end of period	$27,301	$37,165
Supplemental disclosure:
Income taxes paid	$236	$212

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Account size ending units in service (000's)
1 to 100 units	46	48	48	50	51	53	54	55
101 to 1,000 units	143	144	149	147	147	149	150	154
>1,000 units	596	614	614	620	626	633	634	638
Total	785	806	811	817	824	835	838	847

Market segment as a percent of total ending units in service
Healthcare	86.0%	86.1%	85.7%	85.4%	85.0%	85.0%	84.7%	84.7%
Government	4.2%	4.2%	4.3%	4.4%	4.1%	4.2%	4.7%	4.8%
Large enterprise	4.1%	4.0%	4.1%	4.0%	3.9%	4.0%	3.9%	3.9%
Other(b)	5.7%	5.7%	5.9%	6.1%	7.0%	6.8%	6.7%	6.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$12.02	$11.91	$12.03	$11.95	$11.80	$11.41	$11.52	$11.58
101 to 1,000 units	8.75	8.56	8.75	8.66	8.44	8.27	8.24	8.30
>1,000 units	6.97	6.94	6.95	6.86	6.69	6.63	6.64	6.63
Total	$7.59	$7.53	$7.59	$7.50	$7.40	$7.23	$7.24	$7.26

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the nine months ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Operating expenses	$29,215	$30,205	$87,926	$103,996
Add back:
Depreciation, amortization and accretion	(1,267)	(828)	(3,768)	(2,633)
Severance and restructuring	(77)	(1,503)	(195)	(6,448)
Adjusted operating expenses	$27,871	$27,874	$83,963	$94,915

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended		For the nine months ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Net income (loss)	$4,451	$2,920	$12,301	$(2,370)
Add back:
Provision for income taxes	2,043	846	5,666	129
(Other income) expense	(41)	(98)	45	(110)
Interest income	(240)	(129)	(866)	(366)
Depreciation, amortization and accretion	1,267	828	3,768	2,633
EBITDA	$7,480	$4,367	$20,914	$(84)
Adjustments:
Stock-based compensation	865	878	2,724	2,954
Severance and restructuring	77	1,503	195	6,448
Adjusted EBITDA	$8,422	$6,748	$23,833	$9,318